Exhibit 10.61

CUSTODY AGREEMENT

by and among

MCG COMMERCIAL LOAN TRUST 2006-2,

MCG FINANCE VIII, LLC and

MCG CAPITAL CORPORATION

each, as an MCG Party,

MERRILL LYNCH CAPITAL CORP.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Custodian

Dated as of May 2, 2006

THIS CUSTODY AGREEMENT (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Agreement”) is made as of this 2nd day of May, 2006, by and among:

(1) MCG COMMERCIAL LOAN TRUST 2006-2, a Delaware statutory trust (together with its successors and assigns, the “Issuer”);

(2) MCG FINANCE VIII, LLC, a Delaware limited liability company (together with its successors and assigns, the “LLC”);

(3) MCG CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, “MCG”; each of MCG, the LLC and the Issuer is referred to herein as an “MCG Party” and, collectively, as the “MCG Parties”);

(4) MERRILL LYNCH CAPITAL CORP., a Delaware corporation (together with its successors and assigns, “Merrill Lynch”); and

(5) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), a national banking association, not in its individual capacity but solely as the Custodian (together with its successors and assigns in such capacity, the “Custodian”).

R E C I T A L S

WHEREAS, as a condition to Merrill Lynch’s entering into the Credit and Warehouse Agreement, dated as of May 2, 2006 (such agreement as amended, modified, waived, supplemented or restated from time to time, the “Credit Agreement”), by and among the Issuer, MCG and Merrill Lynch, each MCG Party is required to execute and deliver this Agreement;

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Defined Terms.

Whenever used in this Agreement, the following words shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

“Applicable Law”: For any Person or property of such Person, all then existing applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Collateral Documents”: With respect to any Loan, the duly executed originals of each related Underlying Note, indorsement(s) or instrument(s) (other than in respect of any Noteless Loan), including, without limitation, copies of the credit agreement or (other than in respect of any Noteless Loan) long-form note, as applicable, where MCG originated the Loan or an assignment and assumption agreement to MCG or a credit agreement, as applicable, where MCG has acquired the Loan from a third party, in each instance if any, memorializing or otherwise evidencing the indebtedness of an Obligor and any other document listed on the Collateral List.

“Collateral List”: An electronic list of the Loans funded under or otherwise serving as collateral for the indebtedness under the Credit Agreement, in a form reasonably acceptable to the Custodian, as such list is provided by the Issuer to Merrill Lynch and the Custodian (and containing such information as is specified in Schedule III) as such list may be amended, supplemented or modified from time to time in accordance with this Agreement. Such list shall contain such information as is reasonably necessary to permit the Custodian to perform the review process set forth in Paragraph 2, including, but not limited to, with respect to each document to be inventoried by the Custodian.

“Custodian Fee”: The meaning specified in Paragraph 5B.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) that is responsible for the establishment or interpretation of national or international accounting principles.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set-over and confirm.

“Lien”: Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Noteless Loan”: A Loan with respect to which (i) the related credit agreement does not require the Obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to the Issuer.

“Obligations”: Has the meaning given to such term in Paragraph 7L of this Agreement.

“Obligor”: With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof.

“Proceeds”: Has the meaning given to “Proceeds” in Section 9-102 of the UCC, together with all principal, interest and other payments and distributions of cash or other property with respect to the Collateral (including, without limitation, payments at maturity or upon redemption and any interest with respect to the Collateral), and all rights, privileges and other securities of every kind distributed with respect thereto or in exchange or substitution therefor, upon conversion or otherwise.

“Remedy Event”: Any of the following: (a) the occurrence and continuance of a Collateral Event, (b) the occurrence and continuance of a Collateral Manager Event, (c) any representation or warranty made or deemed made by or on behalf of an MCG Party in or pursuant to this Agreement or the Master Conveyance Agreement, or in any certificate or other document furnished pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrectness is not cured within 10 Business Days after (i) the date on which any executive officer of such MCG Party obtains actual knowledge thereof or (ii) the date that written notice thereof is given to such MCG Party by Merrill Lynch, and such failure shall have a Material Adverse Effect, (d) any MCG Party shall fail to perform any of its obligations under, or shall breach any provision of, this Agreement or the Master Conveyance Agreement, and such failure is not cured within 10 Business Days after (i) the date on which any executive officer of such MCG Party obtains actual knowledge thereof or (ii) the date that written notice thereof is given to such MCG Party by Merrill Lynch, and such failure shall have a Material Adverse Effect, or (e) an Insolvency Event occurs with respect to any MCG Party. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, the occurrence of a “Remedy Event” hereunder shall constitute a Collateral Manager Event under the Credit Agreement.

“UCC”: The Uniform Commercial Code of the State of New York (as the same may be deemed to be in effect pursuant to Applicable Law and federal regulation).

“Underlying Note”: The promissory note (if any) of an Obligor evidencing a Loan.

All references to time in this Agreement shall mean the time in effect on that day in New York, New York.

2. Appointment of Custodian; Duties of Custodian.

A. Wells Fargo is hereby designated by each MCG Party and Merrill Lynch as, and hereby agrees to perform the duties and obligations of, the Custodian pursuant to the terms hereof. With respect to any Collateral or Collateral Documents that are delivered to the Custodian or which come into the possession of the Custodian (“Custodial Property”), the Custodian shall hold and retain custody of all such Custodial Property for the benefit of and as bailee for Merrill Lynch, and shall make disposition thereof only in accordance with this Agreement. The Custodian hereby accepts appointment as custodian and agent and agrees to perform the duties and obligations with respect thereto set forth herein.

B. On and after the date of this Agreement, the Custodian shall perform the following duties:

(i) Within two (2) Business Days after receipt of an updated Collateral List and any related Collateral Documents, the Custodian shall deliver to Merrill Lynch a custodial receipt in the form of Exhibit A hereto, wherein the Custodian shall state (with any exceptions noted) (i) that with respect to each Loan listed on the Collateral List the Collateral Documents are in the possession of the Custodian, and (ii) all such documents have been reviewed by the Custodian and (A) appear on their face to be regular, (B) appear to have been executed by the principal Obligor(s), if applicable, and (C) purport to be related to such Loan identified on the Collateral List attached hereto.

(ii) All Custodial Property shall be kept in fire-resistant vaults or cabinets at the locations specified on Schedule I attached hereto, or at such other office(s) of the Custodian as shall be specified to Merrill Lynch and the Issuer by the Custodian in a written notice delivered at least thirty (30) days prior to such change. All Custodial Property shall be segregated from any other documents or instruments maintained by the Custodian, identified with an appropriate label (indicating Merrill Lynch’s interest therein) and maintained in such a manner so as to permit retrieval and access.

(iii) In performing its duties, the Custodian shall use the same degree of care and attention as it employs with respect to similar Custodial Property that it holds as collateral custodian for other Persons.

C. The Custodian represents and agrees that: (a) it has established and is maintaining on the books and records of its office first identified in Schedule II hereto under account number 20132900 in the name of the Custodian (such account, together with any replacements thereof or substitutions therefor, the “Account”), (b) the Account is a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) and (c) the Account and the Collateral (as defined in the Credit Agreement) and all property credited thereto shall constitute “Collateral” and “Custodial Property” for the purposes of this Agreement. MCG shall pay or cause to be paid to the Account all Proceeds of any Loans promptly after receipt by MCG, the LLC or the Issuer but in any event within four Business Days. The Account may, for operational and administrative purposes, be divided into subaccounts. Any amounts deposited in the Account will be invested and distributed pursuant to and in accordance with the terms of the Credit Agreement.

3. Representations and Warranties.

Each of the MCG Parties, Merrill Lynch and the Custodian represents and warrants as to itself only, as of the date of this Agreement, that:

A. It is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it hereunder;

B. This Agreement is legally and validly entered into, does not violate any Applicable Law applicable to it, and is enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors’ rights generally.

C. The person executing this Agreement on its behalf has been duly and properly authorized to do so.

4. Effecting the Custody.

A. Instructions to Custodian. Within five Business Days after the acquisition of an interest in any Loan by the Issuer, the Issuer shall deliver to the Custodian, and the Custodian shall take into custody for the exclusive benefit of Merrill Lynch, in accordance with the terms of Paragraph 2 above, all Collateral Documents that the Issuer has received evidencing or memorializing its rights in such Loan. In connection therewith, the Issuer shall deliver to the Custodian and Merrill Lynch the Collateral List in the form of Schedule III hereto (as the same shall be amended by the addition or deletion of Loans on each date on which the Issuer acquires an interest in any Loan).

B. No Lien or Pledge by Custodian. The Custodian agrees that no Custodial Property shall be subject to any Lien or right of setoff by the Custodian or any third party claiming through the Custodian (including (a) any and all contractual rights of set-off, lien or compensation, (b) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (c) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of Merrill Lynch or (d) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Custodial Property), and the Custodian shall not Grant any third party an interest in, any Custodial Property. The Custodian agrees that, if there is any conflict between this Agreement and any other agreement between the Custodian and any MCG Party in connection with the transactions contemplated by the Credit Agreement regarding the Custodial Property (other than the Intercreditor and Concentration Account Administration Agreement, dated as of November 10, 2004), the provisions of this Agreement shall control. The Custodian shall promptly notify Merrill Lynch if any person asserts or seeks to assert a Lien or other adverse claim against any portion or all of the Custodial Property.

C. Periodic Statements. Upon the request of any MCG Party or Merrill Lynch, the Custodian shall provide such Person a list of all Loans for which it holds Collateral Documents pursuant to this Agreement. Such list may be in the form of a copy of the Collateral List with manual deletions to specifically note Loans that are paid off or removed since the date of this Agreement.

D. Copies of Collateral Documents. Upon request by Merrill Lynch, any MCG Party or the Collateral Manager, the Custodian shall (at the expense of Issuer so long as the aggregate amount of all such expenses do not exceed $75,000 and otherwise at the expense of MCG) provide copies of any of the Collateral Documents in its possession relating to one or more Loans.

5. Limitation on Liability; Additional Provisions Concerning Custodian.

A. Limitation on Liability.

(i) Except for its willful misconduct or gross negligence, the Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.

Until the Custodian receives written notice from Merrill Lynch that a Remedy Event has occurred and is continuing, the Custodian shall follow the written instructions of the Issuer (or the Collateral Manager acting on its behalf) with respect to the Custodial Property. After the Custodian receives written notice from Merrill Lynch (with a copy to MCG) that a Remedy Event has occurred and is continuing, the Custodian shall exclusively follow the written instructions of Merrill Lynch with respect to the Custodial Property (provided that such written instructions provided by Merrill Lynch shall not conflict with the provisions of the Credit Agreement).

(ii) The Custodian may consult with counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian hereunder in good faith and in accordance with the advice or opinion of such counsel.

(iii) The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except (a) in the case of its willful misconduct or grossly negligent performance or omission of its duties, (b) in the case of its negligent performance of its duties in taking and retaining custody of the Collateral Documents or (c) the failure of the Custodian to take any action requested to be taken at the express direction of Merrill Lynch in accordance with an express provision of this Agreement.

(iv) The Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Custodial Property, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Custodial Property. The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(v) The Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement, and no covenants or obligations shall be implied in this Agreement against the Custodian. For purposes of clarification, the Custodian shall be under no obligation to monitor the perfection of any security interest or the filing of any financing or continuation statement or the performance of the obligations of any other party.

(vi) The Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder (except for funds expended in the administration in the ordinary course of its duties hereunder).

(vii) It is expressly agreed and acknowledged that the Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any Obligor.

B. Custodian Fee. As compensation for its custodian activities hereunder, the Custodian shall be entitled to a custodian fee (the “Custodian Fee”) from the Issuer as set forth in a separate fee letter executed by the Issuer. The Custodian’s entitlement to receive the Custodian Fee shall cease on the earlier to occur of: (i) its removal or resignation as the Custodian pursuant to Paragraph 6 (provided that the Custodian is entitled to receive any Custodian Fees accrued prior to the date on which it ceases to act as the Custodian hereunder) or (ii) the termination of this Agreement.

C. Release of Collateral Documents. The Custodian is hereby authorized (unless and until such authorization is revoked in writing by Merrill Lynch at a time when a Remedy Event has occurred and is continuing), upon receipt from the Collateral Manager of a written request for release of Collateral Documents in the form of Exhibit B hereto (with a copy of such request of release to Merrill Lynch), to release to the Collateral Manager or its designee the related Collateral Documents set forth in such request and receipt to the Collateral Manager. The Collateral Manager shall not deliver a request for the release of Collateral Documents unless such release would not impair the first priority perfected security interest of the Custodian. All Collateral Documents released to the Collateral Manager pursuant to this Paragraph 5C (other than in connection with the sale or other disposition of a Loan pursuant to and in accordance with the terms of the Credit Agreement after such sale or other disposition is effected) shall be held by the Collateral Manager in trust for the benefit of Merrill Lynch in accordance with the terms of this Agreement. The Collateral Manager shall return to the Custodian the Collateral Documents (i) promptly upon the request of Merrill Lynch, or (ii) except as Merrill Lynch shall otherwise agree in writing, if the retention by the Collateral Manager of such Collateral Documents would not impair the first priority perfected security interest of the Custodian in the Collateral when the Collateral Manager’s need therefor in connection with such purpose no longer exists.

D. Return of Collateral Documents. The Collateral Manager may require that the Custodian return to the Issuer each Collateral Document (a) delivered to the Custodian in error or (b) that is required to be redelivered to the Issuer in connection with the sale or other disposition of a Loan pursuant to and in accordance with the terms of the Credit Agreement or the termination of this Agreement, in each case by submitting to the Custodian and Merrill Lynch a written request in the form of Exhibit B hereto (signed by the Collateral Manager) specifying the Loans to be so returned and reciting that the conditions to such release have been met. The Custodian shall upon its receipt of each such request for return executed by Collateral Manager promptly, but in any event within two (2) Business Days after such receipt, return the Collateral Documents so requested to the Issuer. The Collateral Manager shall promptly notify Merrill Lynch of any return of Collateral Documents pursuant to this Paragraph 5D.

6. Term and Termination.

A. The Custodian may be removed, with or without cause, by Merrill Lynch or the Issuer by notice given in writing to the Custodian (the “Custodian Termination Notice”) along with a copy thereof provided respectively to the Issuer or Merrill Lynch; provided that (x) the Issuer may give a Custodian Termination Notice only for cause and only when no Remedy Event has occurred and is continuing and (y) notwithstanding its receipt of a Custodian Termination Notice, the Custodian shall continue to act in such capacity until a successor

Custodian (i) has been appointed by Merrill Lynch (with the consent of the Issuer, except that no such consent shall be required if a Remedy Event has occurred and is continuing), (ii) has agreed to act as the Custodian hereunder, and (iii) has received all Collateral Documents held by the Custodian being removed. Upon the satisfaction of the conditions specified in clauses (i) through (iii) above, the Custodian subject to removal agrees that it will terminate its activities as the Custodian hereunder.

B. The Custodian shall not resign from the obligations and duties hereby imposed on it except upon the Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Custodian could take to make the performance of its duties hereunder permissible under such Applicable Law. Any such determination permitting the resignation of the Custodian shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to Merrill Lynch and the Issuer in a form reasonably acceptable to Merrill Lynch and the Issuer. No such resignation shall become effective until a successor Custodian (i) has been appointed by Merrill Lynch (with the consent of the Issuer, except that no such consent shall be required if a Remedy Event has occurred and is continuing), (ii) has agreed to act as the Custodian hereunder, and (iii) has received all Collateral Documents held by the resigning Custodian. Upon the satisfaction of the conditions specified in clauses (i) through (iii) above, the resigning Custodian agrees that it will terminate its activities as the Custodian hereunder.

7. Miscellaneous.

A. Access to Books and Records. The Custodian shall provide to Merrill Lynch, each MCG Party and the Collateral Manager (and/or the accountants, counsel and other agents and representatives thereof) access to the Collateral Documents and all other documentation regarding the Loans, such access being afforded without charge but only (i) upon three (3) Business Days prior written request, (ii) during normal business hours and (iii) subject to the Custodian’s normal security and confidentiality procedures.

B. Merger or Consolidation of Custodian. Any Person (i) into which the Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Custodian substantially as a whole, which Person in any of the foregoing cases shall be the successor to the Custodian under this Agreement without further act of any of the parties to this Agreement.

C. Invalidity of any Provision. If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

D. Amendments and Waivers. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

E. Binding Agreement. This Agreement shall extend to and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Person other than the parties hereto shall have any rights under this Agreement. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by (a) any MCG Party without the prior written consent of Merrill Lynch, (b) the Custodian without the prior written consent of the Issuer and Merrill Lynch (but without limiting Paragraph 7B) and (c) Merrill Lynch without the prior written consent of the Issuer. Any purported transfer that is not in compliance with this provision will be void.

F. Applicable Law; Jurisdiction; No Immunity. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York (without reference to any choice of law doctrine that would have the effect of causing this Agreement to be construed in accordance with or governed by the law of any other jurisdiction). With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

G. Waiver of Jury Trial Right. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

H. Headings and References. The headings and captions in this Agreement are for reference only and shall not affect the construction or interpretation of any of its provisions.

I. Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission or other written form of communication), each of which will be deemed an original as against each party whose signature appears thereon, and all of which shall together constitute one and the same enforceable, effective and valid agreement.

J. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, delivered by a nationally-recognized overnight parcel express service, telexed, transmitted or hand delivered, as to each party hereto, at its address specified in Schedule II or to such other person or persons as the receiving party may from time to time designate in writing. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by overnight parcel express service, when delivered, but in any event, no later than the Business Day after the day on which it is delivered to such service, (c) notice by telex, when telexed against receipt of answer back, or (d) notice by facsimile copy, when verbal or electronic communication of receipt is obtained.

K. No Waiver, Rights and Remedies. No failure on the part of Merrill Lynch or the Custodian or any assignee of Merrill Lynch or the Custodian to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

L. Termination. Upon the payment in full of all amounts owing to Merrill Lynch under the Credit Agreement, this Agreement and the Master Conveyance Agreement (the “Obligations”), all rights of Merrill Lynch to the Collateral shall revert to the Issuer. Upon any such termination, Merrill Lynch will (to the extent in its possession), at the Issuer’s sole expense, deliver to the Issuer and instruct the Custodian to deliver to the Issuer, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by Merrill Lynch or the Custodian hereunder, and execute and deliver to the Issuer (or such other person as the Issuer shall request) such documents as the Issuer shall reasonably request to evidence such termination.

M. No Petition. Each of the parties hereto, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute against the Issuer or the LLC, or voluntarily join in any institution against the Issuer or the LLC of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law of any jurisdiction within or outside the United States in connection with any obligations owing to it.

N. Limited Recourse Obligations of the Issuer. Other than as expressly set forth in the Credit Agreement, the Obligations are limited recourse obligations payable solely from the Collateral and following realization of such Collateral and the application of all Proceeds thereof to the payment of the Obligations, any claims of Merrill Lynch hereunder shall be extinguished. No recourse shall be had against any officer, director, employee, equityholder, agent or incorporator of any MCG Party or its successors or assigns for any amounts payable under the Obligations. It is understood that the foregoing provisions shall not (a) prevent recourse to the Collateral for the sums due or to become due under any instrument or agreement which is part of the Collateral or (b) constitute a waiver, release or discharge of any Obligations until such Collateral has been realized and all Proceeds thereof applied to the Obligations, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions shall not limit the right of any person to name the Issuer as a party or defendant in any action or suit or in the exercise of any other remedy pursuant to the Obligations, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity. This paragraph will survive termination of this Agreement.

O. Confidentiality Restrictions of Custodian. The Custodian shall and shall cause its representatives, its legal counsel and its auditors to hold in confidence all information provided to it pursuant to this Agreement, except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Custodian may reasonably determine that such disclosure is consistent with its obligations hereunder and under Applicable Law.

P. Escrow Agent and Escrow Agreement. The parties hereby agree that the Custodian shall be deemed to be, and is hereby appointed as, the “Escrow Agent” under and for all purposes of the Credit Agreement; this Agreement shall be deemed to be the “Escrow Agreement” referred to in the Credit Agreement, account number 20132900 in the name of the Custodian shall be deemed to be the “Escrow Account” for all purposes of the Credit Agreement. The Custodian agrees to perform the duties of the Escrow Agent set forth in the Credit Agreement; provided that notwithstanding anything in the Credit Agreement to the contrary, the funds held in the Account shall not be held in an interest-bearing account other than, for avoidance of doubt, any investments in Permitted Investments. The other parties hereto agree not to amend any provision of the Credit Agreement with respect to the Escrow Agent, Escrow Agreement or Escrow Account without the prior written consent of the Custodian; any such amendment entered into without the consent of the Custodian shall not be binding on the Custodian (as Escrow Agent or Custodian).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the date first-above written.

MCG CAPITAL CORPORATION		MCG FINANCE VII, LLC

By:	/s/ Samuel G. Rubenstein	By:	/s/ Samuel G. Rubenstein
Name:	Samuel G. Rubenstein	Name:	Samuel G. Rubenstein
Title:	Executive Vice President	Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Custodian		MERRILL LYNCH CAPITAL CORP.

By:	/s/ Benjamin J. Krueger	By:	/s/ Stephan Kuppenheimer
Name:	Benjamin J. Krueger	Name:	Stephan Kuppenheimer
Title:	Assistant Vice President	Title:	Vice President

MCG COMMERCIAL LOAN TRUST 2006-2 (a Delaware statutory trust)

By:	Wilmington Trust Company, not in its individual capacity but solely as the Owner Trustee

By:	/s/ James P. Lawler
Name:	James P. Lawler
Title:	Vice President